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                                                                      Exhibit 11




                          CENTRAL SPRINKLER CORPORATION

                           NET INCOME PER COMMON SHARE


                                             Three                  Six
                                          Months Ended         Months Ended
                                            April 30,             April 30,
                                         1998       1997       1998       1997
                                       -------    -------    -------    -------

                                                (Amounts in thousands,
                                                   except per share)


Net income                             $   867    $ 2,158    $ 1,233    $ 3,457
                                       =======    =======    =======    =======

Weighted average number of
  common shares outstanding              3,846      3,846      3,846      3,839

Adjustment to exclude average
  unreleased common shares in ESOP        (570)      (609)      (575)      (613)
                                       -------    -------    -------    -------

Weighted average common shares
  outstanding used for basic
  net income per share                   3,276      3,237      3,271      3,226

Dilutive effect of common
  stock options                             41        113         57        121
                                       -------    -------    -------    -------

Weighted average common and common
  equivalent shares outstanding used
  for diluted net income per
  common share                           3,317      3,350      3,328      3,347
                                       =======    =======    =======    =======

Net Income per common share:
  Basic                                $   .26    $   .67    $   .38    $  1.07
                                       =======    =======    =======    =======

  Diluted                              $   .26    $   .64    $   .37    $  1.03
                                       =======    =======    =======    =======





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